Exhibit 32.1

U.S.GEOTHERMAL INC. AND SUBSIDIARIES

CERTIFICATIONS

I, Daniel J. Kunz of U.S. Geothermal Inc. certify in accordance with 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1.

The Registrant’s quarterly report on Form 10-Q for the quarterly period ended June 30, 2007 (“report”), which this certification accompanies, fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: September 26, 2007

/s/ Daniel J. Kunz
Daniel J. Kunz
Chief Executive Officer